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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


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                                                                            THREE MONTHS ENDED
                                                                   ------------------------------------
                                                                   August 31,                August 31,
                                                                      1994                      1993
                                                                   ---------                 -----------
(Amounts in thousands, except per share data)

PRIMARY

Average shares outstanding                                           10,276                    10,000
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,287                     2,073
                                                                    -------                    ------
     TOTAL                                                           12,563                    12,073
                                                                    =======                    ======

Net income                                                          $ 2,219                   $ 1,082
                                                                    =======                   =======
Per share amount                                                    $   .18                   $   .09
                                                                    =======                   =======

FULLY DILUTED

Average shares outstanding                                           10,276                    10,000
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,287                     2,073
                                                                    -------                   -------
     TOTAL                                                           12,563                    12,073
                                                                    =======                   =======

Net income                                                          $ 2,219                   $ 1,082
                                                                    =======                   =======
Per share amount                                                    $   .18                   $   .09
                                                                    =======                   =======
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